Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 14, 2023, with respect to the financial statements of CIIG Capital Partners II, Inc. contained in the Registration Statement and Prospectus of Zapp Electric Vehicles Group Limited. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

February 21, 2023